UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

LECROY CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF EMPLOYEE MEETING

• Teledyne to provide advanced chip technology
• LeCroy to sustain its business mission
• CEO & Executive team will continue to lead LeCroy
• $14.30 per share purchase price = 55% premium
Exciting News!  Teledyne Technologies to Acquire LeCroy
All-Hands Employee Meeting
Conference Center  09:00
May 29, 2012

Forward Looking Statements
Forward Looking Statements
2 Teledyne-LeCroy Merger Announcement
This is a brief overview of Teledyne Technologies Incorporated.  Viewers are urged to read the Teledyne’s periodic reports filed with the Securities and Exchange Commission (“SEC”) for a more complete description of the company, its businesses, its strategies and the various risks that the company faces. Various risks are identified in Teledyne’s 2011 Annual Report on
Form 10-K and Quarterly Reports on Form 10-Q.  Viewers, particularly those interested in investing in Teledyne Technologies, should read these risk factors.
This presentation contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and LeCroy in the future.  Forward-looking information involves risks and uncertainties, is based on the current expectations of the management of LeCroy and Teledyne and is subject to uncertainty and changes in circumstances.  The forward-looking information contained herein may include statements about the expected effects on Teledyne of the transaction, the anticipated timing and scope of the transaction, expected timing of the completion of the transaction, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, anticipated capital expenditures, other strategic options and all other statements in this announcement other than historical facts.  Forward-looking information includes, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”,
“targets”, “estimates” and words of similar import.  By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future.
Actual results could differ materially from this forward-looking information.  Many factors could change anticipated results, including Teledyne’s ability to integrate LeCroy’s operations, retain customers and key employees and achieve operating synergies, the ability to develop and market new products, failure of the requisite number of LeCroy stockholders to approve the transaction, operating results of LeCroy being lower than anticipated, and unexpected acquisition-related costs and expenses.  Certain of these and other factors that could affect LeCroy’s business are discussed in LeCroy’s Annual Report for the fiscal year ended July 2, 2011, and LeCroy’s Quarterly Reports on Form 10-Q for the periods ending October 1, 2011, December
31, 2011 and March 31, 2012.
This presentation is for informational purposes only.  It does not constitute an offer to purchase shares of LeCroy Corporation or a solicitation or recommendation statement under the rules and regulations of the SEC.  LeCroy will publicly file a Form 8-K with the SEC containing the terms of the definitive merger agreement, and plans to mail a proxy statement to stockholders of LeCroy in connection with the proposed transaction.  Investors and security holders of LeCroy are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Teledyne, LeCroy and the proposed transaction.  Investors and security holders may obtain a free copy of these materials
(when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov.  A free copy of the proxy statement, when it becomes available, may also be obtained from LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, NY 10977, Attn: Investor Relations.  In addition, investors and security holders may access copies of the documents filed with the SEC by LeCroy on LeCroy’s web site at www.lecroy.com.  LeCroy, Teledyne and their executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transaction.  Information regarding the interests of the officers and directors of
LeCroy in the proposed transaction will be included in the proxy statement, and information regarding the officers and directors of Teledyne is included in its most recent Annual Report on
Form 10-K and its most recent Proxy Statement filed with the SEC.  The consummation of the proposed transaction is subject to the approval of LeCroy’s stockholders as well as other customary closing conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.
Neither Teledyne nor LeCroy undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.